Registration No. 33-84894
                                                              Rule 424 (b)(3)

         SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 22, 1996

                    MLCC Mortgage Investors, Inc., Seller
            Mortgage Loan Asset Backed Pass-Through Certificates,
                            Series 1996-A, Class A

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer

-----------------------------------------------------------------

     On February 28, 1996, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1996-A, Class A (the "Certificates") were issued in an approximate original aggregate principal amount of $345,842,681. The Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of February 1, 1996 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages S-26 and S-27 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                               December 31, 1996       December 31, 1995        December 31, 1994
                             ---------------------- ---------------------- ------------------------
                              Number of              Number of               Number of
                             PrimeFirst   Principal PrimeFirst  Principal    PrimeFirst    Principal
                                Loans      Amount      Loans      Amount       Loans        Amount
                             -----------  --------- ---------- ----------- ------------- ------------
PrimeFirst Loans
  Outstanding . . . . . . .    11,054    $4,331,131     8,272    $3,536,761      7,615     $3,351,328
Delinquency Period
  30-59 Days  . . . . . . .       180    $ 84,297       127      $ 56,370        121       $  6,279
  60-89 Days  . . . . . . .        19       6,583        13         7,917         20         18,152
  90 Days or More*  . . . .        29      27,590        44        45,749         17         19,257
     Total Delinquency  . .       228    $  118,470      184     $ 110,036        158      $ 123,688

Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . .      2.06%       2.74%      2.22%         3.11%      2.07%         3.69%

Foreclosures  . . . . . . .       29      $ 39,100       28       $ 38,209         18      $  15,637

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . .      0.26%       0.90%     0.34%         1.11%       0.24%         0.47%


_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                               Year Ended         Year Ended           Year Ended
                                            December 31, 1996  December 31, 1995   December 31, 1994
                                            -----------------  -----------------  ------------------
Average Principal Balance of PrimeFirst
Loan Portfolio  . . . . . . . . . . . . . .       $3,933,946          $3,444,045         $2,807,875
Average Number of PrimeFirst Loans
Outstanding During the Period . . . . . . .            9,663               7,944              6,287
Gross Charge-offs . . . . . . . . . . . . .        $   6,157          $    1,840           $    457
Recoveries  . . . . . . . . . . . . . . . .                0                   0                  0
                                                   ---------          -----------        -----------
Net Charge-offs . . . . . . . . . . . . . .        $   6,157          $    1,840           $    457
                                                   =========          ===========        ===========
Net Charge-offs as a percent of Average
  Principal Balance Outstanding . . . . . .            0.16%               0.05%             0.02%


     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages S-27 and S-28 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)


                                                                 As of December 31,
                                     ------------------------------------------------------------------------------------------
                                         1991            1992            1993            1994            1995           1996
                                       --------        --------        --------        --------        --------        ------
Number of Revolving Credit Line
     (RCL) Loans Serviced                 15,913           15,084         13,839          15,598          25,056          28,368
Aggregate Loan Balance of RCL
     Loans Serviced                 $  1,073,492   $    1,062,930  $   1,037,427   $   1,079,693   $   1,293,483   $   1,353,800
Loan Balance of RCL Loans
     2 months Delinquent            $      2,250   $        3,717  $       5,161   $       5,358   $       8,447   $       8,292
Loan Balance of RCL Loans 3
     months or more Delinquent      $     22,361   $       18,751  $      17,508   $      22,989   $      33,763   $      39,508
Total of 2 months or more
     Delinquent as a % of Loan
     Balance of RCL Loans                   2.29%            2.11%          2.19%           2.63%           3.26%           3.53%


                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)


                                                             As of December 31,
                                   -------------------------------------------------------------------------------------
                                       1991           1992           1993           1994            1995           1996
                                     -------        -------        --------      --------           -----         ------
Number of Revolving Credit Line
     (RCL) Loans Serviced               15,913         15,084         13,839         15,598          25,056         28,368
Aggregate Loan Balance of RCL
     Loans Serviced              $   1,073,492  $   1,062,930   $  1,037,427    $ 1,079,693    $  1,293,483   $  1,353,800
For the Period:
     Gross Charge-offs Dollars   $         936  $       1,447   $      3,153    $     1,118    $      3,700   $      1,860
     Percentage(1)                        0.09%          0.14%          0.30%          0.10%           0.29%          0.14%


______________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in the tables entitled "Range of Cut-off Date Principal Balances", "Prime Index Mortgage Loan Margins", "One-Month LIBOR Index Mortgage Loan Margins", "Six-Month LIBOR Index Mortgage Loan Margins" and "One-Year Treasury Index Mortgage Loan Margins" under the heading "The Mortgage Pool" on pages S-18 and S-21 of the Prospectus Supplement is hereby updated to indicate, as of December 31, 1996, the Mortgage Loan Balances and Margins of the Mortgage Loans:

             RANGE OF PRINCIPAL BALANCES AS OF DECEMBER 31, 1996

                                                                                           % of Mortgage
             Range of                    Number of                                            Pool by
        Principal Balances            Mortgage Loans          Principal Balance          Principal Balance
        ------------------            --------------          -----------------          -----------------
$0.00-49,999.99. . . . . . .                38                 $  1,395,913.31                  0.45%
$50,000.00-54,999.99 . . . .                10                    517,449.57                    0.17
$55,000.00-59,999.99 . . . .                 5                    289,133.60                    0.09
$60,000.00-74,999.99 . . . .                14                    956,927.30                    0.31
$75,000.00-99,999.99 . . . .                51                  4,458,633.35                    1.42
$100,000.00-149,999.99 . . .               102                 12,595,921.02                    4.02
$150,000.00-199,999.99 . . .                69                 11,950,709.26                    3.81
$200,000.00-249,999.99 . . .                67                 14,794,109.69                    4.72
$250,000.00-299,999.99 . . .                53                 14,451,074.86                    4.61
$300,000.00-349,999.99 . . .                59                 18,772,400.01                    5.99
$350,000.00-399,999.99 . . .                46                 17,277,120.38                    5.51
$400,000.00-449,999.99 . . .                22                  9,375,944.99                    2.99
$450,000.00-499,999.99 . . .                21                  9,839,359.02                    3.14
$500,000.00-549,999.99 . . .                18                  9,329,736.51                    2.98
$550,000.00-599,999.99 . . .                 9                  5,116,123.99                    1.63
$600,000.00-649,999.99 . . .                15                  9,141,319.72                    2.92
$650,000.00-699,999.99 . . .                11                  7,371,959.76                    2.35
$700,000.00-749,999.99 . . .                14                 10,138,883.96                    3.24
$750,000.00-799,999.99 . . .                 7                  5,363,403.71                    1.71
$800,000.00-849,999.99 . . .                 6                  4,903,349.73                    1.57
$850,000.00-899,999.99 . . .                 7                  6,156,700.82                    1.97
$900,000.00-949,999.99 . . .                 3                  2,744,000.00                    0.88
$950,000.00-999,999.99 . . .                 5                  4,847,761.00                    1.55
$1,000,000.00-1,099,999.99. .               20                 20,328,332.70                    6.49
$1,100,000.00-1,199,999.99. .                12                 13,331,744.85                   4.26
$1,200,000.00-1,299,999.99. .                 6                  7,496,265.36                   2.39
$1,300,000.00-1,399,999.99. .                 3                  3,999,999.89                   1.28
$1,400,000.00-1,499,999.99. .                 7                 10,104,903.11                   3.23
$1,500,000.00-1,599,999.99. .                 1                  1,500,000.00                   0.48
$1,600,000.00-1,699,999.99. .                 3                  4,955,000.00                   1.58
$1,700,000.00-1,799,999.99. .                 2                  3,450,000.00                   1.10
$1,800,000.00-1,899,999.99. .                 6                 11,032,527.61                   3.52
$1,900,000.00-1,999,999.99. .                 2                  3,824,326.25                   1.22
$2,000,000.00-2,099,999.99. .                 6                 12,097,500.00                   3.86
$2,200,000.00-2,299,999.99. .                 1                  2,240,000.00                   0.71
$2,500,000.00-2,599,999.99. .                 3                  7,536,639.36                   2.41
$2,600,000.00-2,699,999.99. .                 1                  2,662,404.00                   0.85
$2,700,000.00-2,799,999.99. .                 1                  2,700,000.00                   0.86
$3,000,000.00 or Higher   . .                 7                 24,255,485.90                   7.73
                                             -----              --------------                 ------
     TOTALS . . . . . . . . . .               733               $313,303,064.59                100.00%
                                             =====              ===============                =======

          PRIME INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                                 % of Such Mortgage Loans
       Margin           Number of Mortgage Loans        Principal Balance          by Principal Balance
       ------           ------------------------       ------------------        -------------------------
     0.000%                          4                    $2,428,579.48                       68.41%
     0.250%                          5                     1,010,015.56                       28.45
     0.500%                          1                       111,608.57                        3.14
                                    ---                   -------------                      -------
       TOTALS                       10                    $3,550,203.61                      100.00%
                                    ===                   =============                      ========


        ONE-MONTH LIBOR MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                             % of Such Mortgage Loans
       Margin          Number of Mortgage Loans       Principal Balance        by Principal Balance
     --------          ------------------------       -----------------      ------------------------
    0.625%                          1                $   940,000.00                   1.12%
    0.750%                          1                    547,500.00                   0.65
    1.000%                          1                    605,000.00                   0.72
    1.125%                          2                  3,729,297.90                   4.43
    1.250%                          2                    805,750.00                   0.96
    1.375%                         13                 22,456,006.86                  26.69
    1.500%                         14                  9,769,870.70                  11.62
    1.625%                         36                 19,214,279.20                  22.85
    1.750%                          6                  6,413,956.93                   7.63
    1.875%                         33                 11,694,650.51                  13.91
    2.125%                         31                  6,308,579.19                   7.50
    2.375%                         12                  1,546,344.24                   1.84
    2.625%                          1                     63,681.22                   0.08
                                  ----               --------------                 -------
       TOTALS                     153                $84,094,916.75                 100.00%
                                  ====               ==============                 =======


     SIX-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996


                                                                             % of Such Mortgage Loans
       Margin          Number of Mortgage Loans       Principal Balance        by Principal Balance
     ---------        -------------------------      ------------------      ------------------------
    0.750%                          1               $    750,000.00                   0.38%
    0.875%                          1                    405,000.00                   0.21
    1.000%                          1                    749,895.68                   0.38
    1.125%                          1                    312,500.00                   0.16
    1.250%                          3                  1,256,674.14                   0.64
    1.375%                          5                  1,904,100.00                   0.98
    1.500%                         35                 47,358,900.93                  24.25
    1.625%                         38                 31,247,927.05                  16.00
    1.750%                         97                 44,220,240.78                  22.64
    1.875%                         13                 13,995,203.85                   7.17
    2.000%                         80                 23,526,470.30                  12.05
    2.125%                          3                  2,649,185.59                   1.36
    2.250%                        134                 19,237,714.51                  9.85
    2.375%                          1                     99,982.25                   0.05
    2.500%                         62                  6,672,774.57                   3.42
    2.625%                          2                    520,000.00                   0.27
    2.750%                          3                    358,700.09                   0.18
    2.875%                          1                     26,600.00                   0.01
                                 -----             -----------------                -------
       TOTALS                     481               $195,291,869.74                 100.00%
                                 =====             =================                =======


    ONE-YEAR TREASURY INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                             % of Such Mortgage Loans
       Margin          Number of Mortgage Loans       Principal Balance        by Principal Balance
       ------          ------------------------       -----------------      -------------------------
    1.625%                          2                $ 2,400,000.00                   7.90%
    1.750%                          2                  1,266,881.25                   4.17
    1.875%                          7                  5,003,020.63                  16.48
    2.000%                          2                  1,575,000.00                   5.19
    2.125%                         17                  5,501,926.34                  18.12
    2.250%                         15                  3,616,984.30                  11.91
    2.375%                          5                  1,097,036.84                   3.61
    2.500%                         23                  2,991,264.19                   9.85
    2.625%                          2                    418,000.00                   1.38
    2.750%                         14                  6,495,960.94                  21.39
                                  ----              ----------------               --------
       TOTALS                      89                $30,366,074.49                 100.00%
                                  ====              ================               ========

                             ____________________

                The date of this Supplement is March 31, 1997.